For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports Second Quarter 2014 Financial Results

WALNUT CREEK, CA. – August 14, 2014 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights
•	Net income attributable to common stockholders of $2,810,884, or $0.26 per diluted common share
•	Book value attributable to common stockholders of $16.91 per common share at June 30, 2014 as compared to $16.69 per common share at March 31, 2014
•	Declared quarterly dividends of $0.05 per share of common stock
•	FFO of $963,008, or $0.09 per diluted common share (see Non-GAAP Financial Measures)

Recent Operational Highlights
•	Substantially completed the construction of the retail portion of the Chateau at Lake Tahoe project
o	Executed triple net lease agreements for approximately 79% of the currently available space as of the date of this release, with potential leases in negotiation for two of the four remaining spaces
•	Secured a loan of up to $21.3 million, assuming post-closing conditions are met, for the renovation of the 160 apartment units located in the North tower of the Treasures on the Bay complex
o	The initial demolition has commenced in preparation for renovation
•	Originated five new loans, totaling $10,883,000, and received full or partial payoffs on four loans totaling $13,844,000
•	Portfolio of loan investments increased to 29 with an average loan balance of $2,050,000

“The origination team experienced increased demand for small balance commercial loans as lending activities continued during the quarter.  This was evidenced by a variety of new transactions, consisting of five loans totaling $10,883,000,” said William Owens, Chairman and CEO. “We look to take advantage of the improving real estate market by further utilizing our lines of credit to fund new loans where we see opportunity.”

 “During the quarter we also secured financing from Bank of Ozarks to renovate the 160 units located in the North Tower at the Treasures on the Bay complex in Miami. This is a significant milestone towards maximizing the value of this property.  The demolition phase of this project is underway and on schedule. The progress we made this quarter with our projects in Miami and Lake Tahoe, as well as the momentum we are seeing in the lending market, is very encouraging as we work towards achieving our strategic objectives of repositioning our assets and delivering value to our shareholders,” concluded Mr. Owens.

Summary of Second Quarter 2014 Financial Results
The Company reported net income attributable to common stockholders of $2,810,884, or $0.26 per basic and diluted common share, for the three months ended June 30, 2014 as compared to a net income of $6,431,017 or $0.57 per basic and diluted common share for the quarter ended June 30, 2013. The decrease in net income was primarily attributable to the 2013 reversal of the provision for loan losses in the amount of approximately $6,476,000 related to three delinquent loans securing the Chateau at Lake Tahoe project that were foreclosed on by the Company during the quarter ended June 30, 2013. The property values were based on a new appraisal obtained at about the time of foreclosure that reflected a significant increase in value from the previous appraisal dated June 30, 2012. Net income for the second quarter of 2014 was positively impacted by an increase in gain on sales of real estate of $2,094,000 as a result of net deferred gains recognized by the Company from the sale of properties in 2012 and 2013. The deferred gains were recognized once full or partial principal repayments were received on the carry back loans during the three months ended June 30, 2014.  In addition, there was an increase in operating income from real estate properties of $744,000 as a result of increased rental rates and/or occupancy and decreased operating expenses on certain real estate properties held for investment and the sale of certain operating properties during 2013 that had net losses.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at June 30, 2014 and December 31, 2013.

	June 30, 2014	December 31, 2013
By Property Type:
Commercial	$42,817,816	$26,158,878
Residential	14,476,268	27,461,913
Land	2,166,002	5,175,502
	$59,460,086	$58,796,293
By Position:
Senior loans	$53,540,086	$52,876,293
Junior loans*	5,920,000	5,920,000
	$59,460,086	$58,796,293
* The junior loans in our portfolio at June 30, 2014 and December 31, 2013 are junior to existing senior loans held by us and are secured by the same collateral.

The types of property securing the Company’s commercial real estate loans are as follows:

	June 30, 2014	December 31, 2013
Commercial Real Estate Loans:
Retail	$4,156,000	$4,140,000
Assisted care	4,021,946	4,021,946
Office	19,677,234	15,484,932
Industrial	1,245,000	1,245,000
Marina	3,200,000	—
Apartment	6,378,186	—
Storage	1,853,000	—
Restaurant	1,019,450	—
Golf course	1,267,000	1,267,000
	$42,817,816	$26,158,878

Loans by geographic location:
	June 30, 2014	Portfolio	December 31, 2013	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$7,535,000	12.67%	$7,535,000	12.81%
California	39,821,864	66.97%	39,862,058	67.80%
Hawaii	1,450,000	2.44%	1,450,000	2.47%
Louisiana	1,320,000	2.22%	1,520,000	2.58%
Oregon	1,250,000	2.10%	—	—%
Pennsylvania	4,021,946	6.76%	4,021,946	6.84%
Utah	2,045,273	3.44%	2,391,286	4.07%
Washington	2,016,003	3.40%	2,016,003	3.43%
	$59,460,086	100.00%	$58,796,293	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at June 30, 2014 and December 31, 2013.

Real Estate Held for Investment:
	June 30, 2014	December 31, 2013
Land (including land under development)	$66,523,155	$46,873,135
Residential	46,773,622	47,037,370
Retail	15,508,611	15,588,452
Office	9,267,424	9,348,331
Industrial	4,552,245	4,605,910
Storage	3,895,832	3,943,780
Marina	3,188,965	2,028,855
	$149,709,854	$129,425,833

Real Estate Held for Sale:

	June 30, 2014	December 31, 2013
Residential	$93,647	$93,647
Land	1,468,800	3,427,200
Golf course	2,001,790	1,961,284
Marina	360,000	408,000
	$3,924,237	$5,890,131

Non-GAAP Financial Measures

Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with that of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate assets, impairments of real estate assets, provisions for loan losses and losses from sales of real estate, reduced by gains from sales of real estate and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non‐GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Funds from Operations
Net income attributable to common stockholders	$2,810,884	$6,431,017	$3,571,447	$7,860,949
Adjustments:
Depreciation and amortization of real estate assets	547,635	1,004,338	1,093,733	1,402,356
Amortization of deferred financing costs	35,925	—	35,925	—
Depreciation allocated to non-controlling interests	(32,232)	(116,796)	(64,608)	(118,310)
Accretion of discount on loan to interest income	(36,600)	—	(48,800)	—
Provisions for impairment of real estate assets	48,000	—	55,540	—
(Reversal of) provision for loan losses	(103,820)	(6,699,271)	23,352	(6,956,484)
Gain on sales of real estate assets	(2,349,808)	(2,429,872)	(2,626,992)	(2,460,209)
Gain on foreclosure of loan	—	—	(257,020)	(952,357)
Adjustments for unconsolidated ventures	43,024	41,376	1,328	374
FFO attributable to common stockholders	$963,008	$(1,769,208)	$1,783,905	$(1,223,681)
Basic and diluted FFO per common share	$0.09	$(0.16)	$0.17	$0.05

Conference Call
The Company will host a conference call to discuss the results on Friday, August 15, 2014, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call or provide confirmation code: 13586895. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until August 29th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13586895.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning of real estate assets, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)
June 30,	December 31,
2014	2013

ASSETS
Cash and cash equivalents	$1,156,028	$8,158,734
Restricted cash	5,536,729	4,095,435
Loans, net of allowance for losses of $4,762,440 and $4,739,088, respectively	54,697,646	54,057,205
Interest and other receivables	1,968,927	1,673,978
Other assets, net of accumulated depreciation and amortization of $1,020,400 and $976,090, respectively	1,082,020	1,102,683
Deferred financing costs, net of accumulated amortization of $53,204	976,735	95,000
Investment in limited liability company	2,141,254	2,142,582
Real estate held for sale	3,924,237	5,890,131
Real estate held for investment, net of accumulated depreciation of $10,640,230 and $9,599,719, respectively	149,709,854	129,425,833
Total Assets	$221,193,430	$206,641,581
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$538,400	$180,000
Due to Manager	190,716	293,776
Accounts payable and accrued liabilities	3,907,626	2,710,745
Deferred gains	687,207	3,313,169
Lines of credit payable	13,046,000	—
Notes payable	14,250,351	13,917,585
Total Liabilities	32,620,300	20,415,275
Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,768,001 and 10,794,209 shares outstanding at June 30, 2014 and December 31, 2013, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 430,118 and 403,910 shares at June 30, 2014 and December 31,2013, respectively	(5,349,156)	(5,023,668)
Retained earnings	4,843,889	2,348,575
Total stockholders’ equity	182,044,236	179,874,410
Noncontrolling interests	6,528,894	6,351,896
Total Equity	188,573,130	186,226,306
Total Liabilities and Equity	$221,193,430	$206,641,581

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Operations
 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Interest income on loans	$1,028,936	$723,733	$2,165,720	$1,610,962
Gain on foreclosure of loan	—	—	257,020	952,357
Rental and other income from real estate properties	2,984,399	2,796,949	5,674,373	5,520,366
Income from investment in limited liability company	40,976	38,624	82,672	79,626
Other income	—	729	19	1,522
Total revenues	4,054,311	3,560,035	8,179,804	8,164,833
Expenses:
Management fees to Manager	419,943	451,828	840,249	891,601
Servicing fees to Manager	38,177	37,963	76,386	81,418
General and administrative expense	389,464	424,757	805,207	697,865
Rental and other expenses on real estate properties	1,977,330	2,125,036	3,892,446	4,331,856
Depreciation and amortization	547,635	1,004,338	1,093,733	1,402,356
Interest expense	253,097	128,353	380,481	255,835
(Reversal of) provision for loan losses	(103,820)	(6,699,271)	23,352	(6,956,484)
Impairment losses on real estate properties	48,000	—	55,540	—
Total expenses	3,569,826	(2,526,996)	7,167,394	704,447
Operating income	484,485	6,087,031	1,012,410	7,460,386
Gain on sales of real estate, net	2,349,808	2,429,872	2,626,992	2,460,209
Net income	2,834,293	8,516,903	3,639,402	9,920,595
Less: Net (income) loss attributable to non-controlling interests	(23,409)	(2,085,886)	(67,955)	(2,059,646)
Net income attributable to common stockholders	$2,810,884	$6,431,017	$3,571,447	$7,860,949

Per common share data:
Basic and diluted earnings per common share	$0.26	$0.57	$0.33	$0.70
Basic and diluted weighted average number of common shares outstanding	10,768,001	11,198,119	10,768,746	11,198,119
Dividends declared per share of common stock	$0.05	$0.15	$0.10	$0.15

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